Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of Chain Bridge I of our report dated November 1, 2021, relating to the financial statements of Chain Bridge I appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

San Francisco, California

November 1, 2021